                                                                 Exhibit 4(C)
                                  FOURTH AMENDMENT

                                          TO

                   AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



    THIS FOURTH AMENDMENT ("Amendment") is entered into as of May 7, 1997, by and among UNITEL VIDEO, INC., a Delaware corporation having its principal place of business at 555 West 57th Street, New York, New York 10019 ("Borrower"), R SQUARED, INC., a California Corporation having its principal place of business at 3330 Cahuenga Boulevard West, Los Angeles, California 90068 ("Corporate Guarantor") and HELLER FINANCIAL, INC., a Delaware corporation having an office at 500 West Monroe Street, Chicago, Illinois 60661, as agent ("Agent") for Lender (as hereafter defined).

                                      BACKGROUND

    Borrower, Corporate Guarantor, Agent and Heller Financial, Inc. ("Lender") are parties to an Amended and Restated Loan and Security Agreement dated as of December 12, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

    Borrower has requested that Lender amend the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

    NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

    2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

    (a)  Section 1.1 of the Loan Agreement is hereby amended by:

    (i) adding the following defined term in its appropriate alphabetical order:

    "Fourth Amendment Effective Date" means May 7, 1997."

    (ii) amending the defined term "Permitted Term Loan B Repayment Source" to provide as follows:

    "Permitted Term Loan B Repayment Source" means Specified Fixed Asset Dispositions relating solely to Borrower's Editel-Los Angeles and Unitel Hollywood divisions; provided, however, the aggregate Orderly Liquidation Value of Appraised Assets sold or otherwise disposed of in such Specified Fixed Asset Dispositions may not exceed the Threshold Amount; provided, further, Specified Fixed Asset Dispositions relating to Borrower's Editel-Los Angeles division shall only be utilized as a Permitted Term Loan B Repayment Source in the event the Appraised Assets of Borrower's Editel-Los Angeles division so sold are replaced with Appraised Assets of Borrower's Unitel Hollywood division having an Orderly Liquidation Value of not less than the amount of the Appraised Assets of Borrower's Editel-Los Angeles division so sold.

    (iii) amending the defined term "Amended and Restated Term Note" or "Amended and Restated Term Notes" to provide as follows:

    "Amended and Restated Term Note" or "Amended and Restated Term Notes" means each promissory note of Borrower in substantially the form of Exhibits 2.1(A)(1), (A)(2) and (A)(3) issued in connection with the term loans referenced in Section 2.1(A).

    (b) Sections 2.1(A)(1) and 2.1(A)(2) of the Loan Agreement are hereby amended in their entirety to provide as follows:

    (A)(1) Term Loan A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender, severally, agrees to lend to Borrower on the Fourth Amendment Effective Date such Lender's Pro Rata Share of $9,000,000 minus $6,071,424, such that after giving effect to the loan to be made to Borrower under this subsection 2.1(A)(1) on the Fourth Amendment Effective Date the aggregate outstanding amount of Term Loan A shall equal $9,000,000. Amounts borrowed under this subsection 2.1(A)(1) and repaid may not be reborrowed. Borrower shall make principal payments in the amount of the applicable Scheduled Installment of Term Loan A (or such lesser principal amount of Term Loan A as shall then be outstanding) on the dates and in the amounts set forth below.

         "Scheduled Installment of Term Loan A" means each of the fifty-six
    (56) consecutive monthly principal installments commencing on June 1, 1997 and continuing on the first day of each month thereafter, the first fifty-five (55) of which shall, subject to the provisions of subsection 2.4(B), be in an amount equal to $100,000; and the final installment due on December 12, 2001, or the earlier to occur of (a) the Termination Date or (b) acceleration of the Obligations in accordance with the provisions of subsection 8.3, in an amount equal to the unpaid principal amount of Term Loan A plus accrued interest thereon.

    (A)(2)    Term Loan B.   Subject to the terms and conditions of this
    Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender, severally, agrees to lend to Borrower its Pro Rata Share of Term Loan B in an aggregate amount not to exceed $2,151,660.27 (all of which is outstanding as of the Fourth Amendment Effective Date). Amounts borrowed under this subsection 2.1(A)(2) and repaid may not be reborrowed. Borrower shall make principal payments in the amounts of the applicable Scheduled Installment of Term Loan B (or such lesser principal amount of Term Loan B as shall then be outstanding) on the dates and in the amounts set forth below; provided, however, unless Agent otherwise consents in writing, Borrower may only make principal payments on Term Loan B from a Permitted Term Loan B Repayment Source.

         "Scheduled Installment of Term Loan B" means each of the following two
    (2) principal installments, the first of which is payable, subject to the provisions of subsection 2.4(B), on or before July 1, 1997 in an amount equal to $651,660.27 and the second of which is payable, subject to the provisions of subsection 2.4(B), on or before September 30, 1997 in an amount equal to the entire unpaid principal amount of Term Loan B plus accrued interest thereon (it being understood that Borrower may prepay Term Loan B, in whole or in part, from time to time, but only from a Permitted Term Loan B Repayment Source), or, in each case, upon the earlier to occur of (i) the Termination Date or (ii) acceleration of the Obligations in accordance with the provisions of subsection 8.3, at which time the entire unpaid principal amount of Term Loan B plus accrued interest thereon shall be due and payable. Borrower hereby acknowledges that in the event any Scheduled Installment of Term Loan B is not made on the dates and in the amounts set forth herein, then it shall pay to Agent (which amount Agent may charge to Borrower's account) a contingency fee in an amount equal to
    (a) ten percent (10%) times (b) such unpaid Scheduled Installment of Term Loan B; provided, however, Borrower's failure to pay a Scheduled Installment of Term Loan B when due shall constitute an Event of Default and shall entitle Agent to exercise all rights and remedies available to Agent under this Agreement, the Loan Documents and applicable law, notwithstanding payment of the aforementioned contingency fee.

    (c) A new Section 2.1(A)(3) is hereby added to the Loan Agreement to provide as follows:

    (A)(3)    Term Loan C.   Subject to the terms and conditions of this
    Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender, severally, agrees to lend to Borrower, upon Borrower's request therefor in accordance with the borrowing procedures for Revolving Loan requests set forth in Section 2.1(D) hereof, its Pro Rata Share of Term Loan C in an aggregate amount not to exceed $3,500,000. Amounts borrowed under this subsection 2.1(A)(3) and repaid may not be reborrowed. Borrower shall make a principal payment in the amount of the applicable Scheduled Installment of Term Loan C (or such lesser principal amount of Term Loan C as shall then be outstanding) on the date and in the amount set forth below. Term Loan C shall bear interest from the date such Loan is made to the date paid in full at a rate per annum equal to the interest rate set forth in Section 2.2(A) applicable to Term Loan A.

         "Scheduled Installment of Term Loan C" means the principal installment in an amount equal to $3,500,000, payable, subject to the provisions of subsection 2.4(B), on or before July 31, 1997, together with all accrued interest thereon (it being understood that Borrower may prepay Term Loan B, in whole or in part, from time to time), or the earlier to occur of (i) the Termination Date or (ii) acceleration of the Obligations in accordance with the provisions of subsection 8.3 at which time the entire unpaid principal amount of Term Loan C plus accrued interest thereon shall be due and payable.

    (d) Clause "(i)" of the first sentence of Section 2.1(E) is hereby amended to provide as follows:

    "(i) a Second Amended and Restated Term Note A, a Second Amended and Restated Term Note B and Term Note C to evidence such Lender's portion of the Term Loans, such notes to be in the principal amount of the respective Term Loan Commitments of such Lender and with other appropriate insertions and".

    (e) Section 2.3(C) of the Loan Agreement is hereby amended by deleting all references to "the second Loan Year" and replacing the same with the following:
"the period commencing on the first day of the second Loan Year and ending on April 30, 1999".

    (f) The first sentence of Section 2.4(C) of the Loan Agreement is hereby amended by adding the following immediately preceding the reference to "2.1(B)":
"2.1(A)(2), 2.1(A)(3),".

    (g) The first sentence of Section 2.5 of the Loan Agreement is hereby amended to provide as follows: "This Agreement shall be effective until December 12, 2001 (the "Termination Date")."

    (h) Section 6.1 of the Loan Agreement is hereby amended to provide as follows:

    6.1 Tangible Net Worth. Borrower shall at all times during the fiscal quarters set forth below maintain Tangible Net Worth plus Subordinated Debt of not less than the amounts set forth opposite such fiscal quarters:

    Fiscal Quarter End                 Amount

      May 31, 1997                   $18,000,000
      August 31, 1997                $17,000,000
      November 30, 1997              $17,500,000
      February 28, 1998              $18,000,000
      May 31, 1998                   $18,500,000
      August 31, 1998                $19,500,000
      November 30, 1998 and
         each fiscal quarter
         end thereafter              $20,000,000

    (i) Notwithstanding anything contained in Section 6.2 of the Loan Agreement to the contrary, the Annual Amount applicable to Borrower's 1997 Fiscal Year shall be $15,000,000.

    (j) Section 6.3 of the Loan Agreement is hereby amended to provide as follows:

    6.3 Fixed Charge Coverage. Borrower shall not permit its Fixed Charge Coverage to be less than (a) .80 to 1.00 at all times during the three fiscal quarters ending May 31, 1997, (b) .50 to 1.00 at all times during the four fiscal quarters ending August 31, 1997, (c) .50 to 1.00 at all times during the fiscal quarter ending November 30, 1997, calculated on a rolling four quarter basis, (d) .50 to 1.00 at all times during the fiscal quarter ending February 28, 1998, calculated on a rolling four quarter basis, (e) .75 to 1.00 at all times during the fiscal quarter ending May 31, 1998, calculated on a rolling four quarter basis, (f) 1.00 to 1.00 at all times during the fiscal quarter ending August 31, 1998, calculated on a rolling four quarter basis and (g) 1.00 to 1.00 at all times during each fiscal quarter ending thereafter, calculated on a rolling four quarter basis.

    For purposes of the covenant calculations under this Section 6.3, Operating Cash Flow shall exclude financed Capital Expenditures utilized by Borrower to finance its construction of mobile teleproduction units with the proceeds of industrial revenue bonds to be issued by the Allegheny County Industrial Development Authority.

    (k) Section 6.4 of the Loan Agreement is hereby amended to provide as follows:

    6.4 Leverage Ratio. Borrower shall not permit its Leverage Ratio at the end of each fiscal quarter set forth below (calculated on a rolling four quarter basis) to be greater than the amount set forth below for such fiscal quarter end:

         Fiscal Quarter End            Ratio

         May 31, 1997                  3.75 to 1.00
         August 31, 1997               3.75 to 1.00
         November 30, 1997             3.25 to 1.00
         February 28, 1998             3.00 to 1.00
         May 31, 1998                  2.75 to 1.00
         August 31, 1998 and
            each fiscal quarter end
            thereafter                 2.75 to 1.00

    (l) Section 6.5 to the Loan Agreement is hereby deleted in its entirety and replaced with the following:

    6.5 Interest Coverage. During each fiscal period when Borrower's Fixed Charge Coverage is less than 1.00 to 1.00, Borrower shall not permit the ratio of (a) Operating Cash Flow to (b) Interest Expense to be less than
    1.30 to 1.00. For purposes of the covenant calculations under this Section 6.5, Operating Cash Flow shall exclude financed Capital Expenditures utilized by Borrower to finance its construction of mobile teleproduction units with the proceeds of industrial revenue bonds to be issued by the Allegheny County Industrial Development Authority.

    (m) Exhibits 2.1(A)(1) and 2.1(A)(2) to the Loan Agreement are hereby replaced with Exhibits 2.1(A)(1) and 2.1(A)(2) to this Amendment.

    (n) Exhibit 2.1(A)(3) to this Amendment is hereby added to the Loan Agreement as Exhibit 2.1(A)(3).

    3. Conditions of Effectiveness. This Amendment shall become effective when and only when Agent shall have received (a) four (4) copies of this Amendment executed by Borrower and Corporate Guarantor, (b) an amendment fee for Agent's account in an amount equal to $75,000, which may be charged by Agent to Borrower's account (the "Amendment Fee") and (c) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

    4.   Lender Acknowledgments.  Lender hereby acknowledges that (i)
Borrower's payment of the Amendment Fee shall compensate Lender for its accommodations provided under this Amendment and a fifth amendment to the Loan Agreement (the "Fifth Amendment") to be executed by the parties hereto on or prior to July 31, 1997 so long as the Fifth Amendment is solely to provide for a letter of credit facility and other accommodations by Lender for the benefit of Borrower in connection with certain industrial revenue bonds to be issued by the Allegheny County Industrial Development Authority to finance Borrower's construction of mobile teleproduction units, on terms and conditions acceptable to Lender, and Lender shall not charge Borrower any additional amendment fee in connection with the execution and delivery of the Fifth Amendment; provided, however, Lender hereby reserves its rights to charge an additional amendment fee in connection with the Fifth Amendment if at the time of its execution either
(a) an Event of Default shall be in existence or (b) the matters covered by the Fifth Amendment are additional to those specifically set forth above; provided, further, that Lender shall be under no obligation to enter into the Fifth Amendment if an Event of Default shall then be in existence; (ii) the Special Reserve established under the First Amendment to the Loan Agreement is no longer applicable to Borrower and (iii) upon Lender's receipt of the fully executed and notarized original promissory notes attached to this Amendment, the Amended and Restated Term Note A and the Amended and Restated Term Note B, each dated December 12, 1995 and made by Borrower in favor of Agent shall be of no further force and effect and Lender shall promptly thereafter deliver originals of the same to Borrower marked cancelled.

    5. Representations and Warranties. Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

         (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms that all covenants, representations and warranties made in the Loan Agreement to the extent the same are not specifically amended hereby are correct in all material respects and agrees that all covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

         (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

         (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement or the Obligations thereunder.

    6.   Effect on the Loan Agreement.

         (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

         (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

    7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

    8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.
                         [SIGNATURE LINES ON FOLLOWING PAGE]

    IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                        UNITEL VIDEO, INC., as Borrower

                        By: /s/Barry Knepper
                           --------------------------------
                        Name: Barry Knepper
                             ------------------------------
                        Title: CEO
                              -----------------------------


                        R SQUARED, INC., as Corporate
                          Guarantor

                        By: /s/Barry Knepper
                           -------------------------------
                        Name: Barry Knepper
                             -----------------------------
                        Title: CEO
                              ----------------------------


                        HELLER FINANCIAL, INC., as Agent and
                         Lender

                        By: /s/Jerome Sepich
                           ------------------------------
                        Name: Jerome Sepich
                             ----------------------------
                        Title: Vice President
                              ---------------------------